SCHEDULE 14A
                                 (RULE 14A-1-1)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
--------------------------------

         [ ] Preliminary  proxy  statement
         [X] Definitive  proxy  statement
         [ ] Definitive additional materials
         [ ] Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12

                   [ ] Confidential for Use of the Commission
                       Only (as permitted by Rule 14a-6(e)(2))

                            IntegraMed America, Inc.
                 ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

(4)      Date filed:  April 24, 2000

April 21, 2000






Dear IntegraMed America, Inc. Stockholder:

It is my pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of IntegraMed America, Inc. The meeting will be held at 10:00 a.m. (local time) on Tuesday, May 23, 2000 at the Company's corporate offices at One Manhattanville Road, Purchase, New York.

The following pages contain the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting which is the election of eight directors for a term of one year and the approval of the Company's 2000 Long-Term Compensation Plan. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find detailed information about IntegraMed America, Inc. in the enclosed 1999 Annual Report to Stockholders.

We hope you can join us on May 23, 2000. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it in the enclosed envelope. Your vote is important to the Company, so please return your proxy promptly.

Sincerely,



/s/Gerardo Canet
----------------
Gerardo Canet
President & Chief Executive Officer

                            INTEGRAMED AMERICA, INC.
                             One Manhattanville Road
                            Purchase, New York 10577



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 23, 2000





To the Stockholders:


         Notice is hereby given that the Annual Meeting of the Stockholders of IntegraMed America, Inc. (the "Company") will be held on May 23, 2000, at 10:00 a.m. local time at the Company's headquarters, One Manhattanville Road, Purchase, New York 10577. The meeting is called for the following purposes:

         1.   Election of eight directors for a term of one year;

         2.   Approval  and   ratification   of  the  Company's  2000  Long-Term
              Compensation Plan; and

         3.   Consideration  of  and  action  upon  such  other  matters  as may
              properly   come   before  the  meeting  or  any   adjournment   or
              adjournments thereof.

         The close of business on March 31, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed Proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                            By Order of the Board of Directors,

                                            Claude E. White
                                            Secretary

Dated:   April 21, 2000

                            INTEGRAMED AMERICA, INC.
                             One Manhattanville Road
                            Purchase, New York 10577
                                  914-253-8000


                                 PROXY STATEMENT


                     For the Annual Meeting of Stockholders
                       To Be Held on Tuesday, May 23, 2000


Solicitation of Proxy

         This Proxy Statement and the accompanying Proxy are furnished to stockholders of IntegraMed America, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held in Purchase, New York, on Tuesday, May 23, 2000 at 10:00 a.m., and any adjournments of the meeting. The enclosed Proxy is solicited by the Board of Directors of the Company.

Mailing Date

         The Annual Report of the Company for 1999, including financial statements, the NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, this Proxy Statement, and the Proxy were mailed to stockholders on April 21, 2000.

Who can vote -- Record Date

         The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is March 31, 2000. Each of the 4,262,348 shares of common stock, par value $.01 per share (the "Common Stock"), and the 165,644 shares of Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") of the Company issued and outstanding on that date is entitled to one vote at the meeting. On November 17, 1998, the Company effected a 1-for-4 reverse stock split of its Common Stock. As a result of the reverse split, all references in this Proxy Statement to Common Stock ownership for the years ended December 31, 1998 and 1997 have been adjusted.

How to vote -- Proxy Instructions

         You can vote your shares by mailing in your proxy card. Stockholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

         In voting, you may specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1 on the proxy card). You may also specify whether you approve, disapprove, or abstain from the additional proposal which will be presented at the meeting by management.

         If you do not specify on your proxy card how you want to vote your shares, we will vote them "For" the election of all nominees for director as set forth under "Election of Directors" (Proposal 1) and "For" Proposal 2.

 Revocation of Proxies

         You may revoke your proxy at any time before it is exercised in any of three ways:

         (1)  by  submitting   written  notice  of  revocation  to  the  Company
              Secretary;

         (2) by submitting another proxy by mail that is dated later in time and properly signed; or

         (3)  by voting in person at the meeting.

Quorum

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of the votes entitled to be cast by the stockholders at the Annual Meeting are present, in person or by proxy. Broker "non-votes" and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Required Vote

         Persons receiving a plurality of the voted shares present in person or represented by proxy at the Annual Meeting will be elected directors. "Plurality" means that if nominees receive more affirmative votes than negative votes irrespective of whether they receive a majority vote they are elected as directors. Shares not voted (whether abstention, broker "non-votes," or otherwise) have no effect on the election. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

         A majority of the votes cast at the Annual Meeting is necessary to approve Proposal 2 (ratification of the Company's 2000 Long-Term Compensation
Plan). Shares not voted (whether by abstentions or broker "non-votes," or otherwise) will have no effect on the approval of Proposal 2.

Other Business

         The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment on such business and any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

                               SECURITY OWNERSHIP

         The following table sets forth, as of March 31, 2000, certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock, and each director, and each executive officer named under "Executive Compensation", and all directors and executive officers of the Company as a group.

                                          Shares of
                                        Common Stock           Percent of
                                        Beneficially          Common Stock
Beneficial Owner                         Owned (1),(2)          Outstanding
----------------                         -------------          -----------

Entities affiliated with
Morgan Stanley Dean Witter
1585 Broadway
New York, NY 100036....................   868,824(3)               20.38%

Officer and Director Stock Ownership

Gerardo Canet..........................   133,096(4)(5)             3.10%
Peter Cucchiara........................     4,414(5)                   *
Jay Higham.............................    24,875(5)                   *
John W. Hlywak, Jr.....................    25,000                      *
Claude E. White........................     3,116(5)                   *
Donald S. Wood, Ph.D...................    31,250(5)                   *

M. Fazle Husain........................   875,293(3)(5)            20.53%
Michael J. Levy, M.D...................    82,038(5)                1.92%
Sarason D. Liebler.....................    24,612(5)                   *
Aaron S. Lifchez, M.D..................    70,497(5)                1.65%
Patricia M. McShane,M.D................     9,843(5)                   *
Lawrence J. Stuesser...................    50,300(5)(6)             1.18%
Elizabeth E. Tallett...................     5,005(5)                   *

ALL EXECUTIVE OFFICERS AND DIRECTORS
    AS A GROUP (13 persons)............ 1,254,686(3)(4)(5)(6)      29.43%
--------------
*     Represents less than 1% of outstanding shares of Common Stock

(1) For the purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2) As of March 31, 2000, there were 165,644 shares of Preferred Stock outstanding of which 150,000 shares, or 90.6%, were owned by Barry Blank (Box 32056, Phoenix, AZ 85064) as reported on his Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on June 6, 1994. Upon conversion of the 150,000 shares of Preferred Stock owned by Mr. Blank into an aggregate of 120,000 shares of Common Stock, he would own 2.74% of the Company's outstanding Common Stock

(3) Consists of 808,824 shares of Common Stock and 60,000 shares of Common Stock issuable upon immediately exercisable warrants held by Morgan Stanley Venture Partners III, L.P. ("MSVP III, L.P."), Morgan Stanley Venture Investors III, L.P. ("MSVI III, L.P."), and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. ("MSVPE Fund, L.P.") (MSVP III, L.P., MSVI III, L.P, and MSVPE Fund, L.P. are collectively referred to as the "Funds"). Fazle Husain, a director of the Company, is a general partner of the Funds. Mr. Husain may be deemed to beneficially own the shares held by the Funds, although he has disclaimed beneficial ownership.

(4) Includes 1,250 shares held by Mr. Canet as custodian for the benefit of his granddaughter.

(5) Includes (or consists of) currently exercisable options, including options exercisable within sixty days, to purchase Common Stock as follows:
      Gerardo Canet -- 99,846; Peter Cucchiara -- 4,414; Jay Higham -- 19,375; Claude E. White -- 2,602; Donald S. Wood -- 27,838; M. Fazle Husain -- 6,471; Michael Levy -- 6,471; Sarason Liebler -- 20,500; Aaron Lifchez -- 7,406; Patricia McShane -- 9,843; Lawrence Stuesser -- 14,250; and Elizabeth Tallett -- 4,505; and currently exercisable warrants to purchase Common Stock as follows: Fazle Husain -- 60,000; Michael Levy -- 3,750; Aaron Lifchez -- 3,750; and Patricia McShane -- 3,125.

(6) Includes 2,925 shares held by family members of Mr. Stuesser for which he disclaims beneficial ownership.

PROPOSAL 1

                  ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

         At the meeting, eight directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the eight persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Board.

         The Board of Directors proposes the election of the following directors of the Company for a term of one year. The following sets forth the names and ages of the eight nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         GERARDO CANET (54) became President, Chief Executive Officer and a director of the Company effective February 14, 1994 and served as the Chairman of the Board from April 19, 1994 to March 7, 2000. For approximately five years prior to joining the Company, Mr. Canet held various executive management positions with Curative Health Services, Inc., most recently as Executive Vice President and President of its Wound Care Business Unit. From 1979 to 1989, Mr. Canet held various management positions with Kimberly Quality Care, Inc. (and a predecessor company), a provider of home health care services, most recently from 1987 to 1989 as Executive Vice President, Chief Operating Officer and a director of Kimberly Quality Care, Inc. Mr. Canet has been a director of Curative Health Services, Inc. since July 1991. Mr. Canet earned an M.B.A. from Suffolk University and a B.A. in Economics from Tufts University.

         M. FAZLE HUSAIN (36) became a director of the Company in January 1998. Mr. Husain is a general partner of Morgan Stanley Dean Witter Venture Partners, III, L.P., where he has been employed since 1991, and certain partnerships affiliated with Morgan Stanley Dean Witter. Mr. Husain focuses primarily on investments in the health care industry, including health care services, bio-pharmaceutical, medical technology and health care information technology. Mr. Husain is a director of HealthStream, Inc., Allscripts, Inc., and Cardiac Pathways. He is also a director of several private companies. He received a B.S. degree in Chemical Engineering from Brown University and an M.B.A. from Harvard Graduate School of Business Administration.

         MICHAEL J. LEVY, M.D. (40) became a director of the Company in March 1998 and Vice Chairman of the Board effective March 8, 2000. Since 1991, Dr. Levy, a board certified reproductive endocrinologist, has been a shareholder and medical director of Levy, Sagoskin and Stillman, M.D., P.C., a physician group practice that became a Company Reproductive Science Center(R)in March 1998. Dr. Levy graduated from the University of Cape Town Medical School.

         SARASON D. LIEBLER (63) became a director of the Company in August 1994. Mr. Liebler is President of SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice. During the past 20 years, Mr. Liebler has been a director and/or officer of a number of companies in the fields of home health care, clinical diagnostics, high density optical storage and sporting goods. Mr. Liebler is a graduate of the United States Naval Academy with a B.S. in Engineering.

         AARON S. LIFCHEZ, M.D. (57) became a director of the Company in August 1997 and Chairman of the Board effective March 8, 2000. Since 1996, Dr. Lifchez, a reproductive endocrinologist, has been a shareholder and president of Fertility Centers of Illinois, S.C., a physician group practice that became a Company Reproductive Science Center in August 1997. Dr. Lifchez has maintained a medical practice in the Chicago area for more than the past five years. Dr. Lifchez graduated from the University of Chicago Medical School.

      PATRICIA M. MCSHANE, M.D. (51) became a director of the Company in March 1997 and was a Vice President of the Company in charge of medical affairs from September 1992 through February 28, 1997. Since May 1988, Dr. McShane, a board certified reproductive endocrinologist, has been, and currently is, the Medical Director of the Reproductive Science Center of Boston where she is engaged in the practice of medicine, specializing in infertility. Dr. McShane graduated from Tufts University School of Medicine.

         LAWRENCE J. STUESSER (58) became a director of the Company in April 1994. From June 1996 to May, 1999, Mr. Stuesser was the President and Chief Executive Officer of Computer People Inc., the U.S. subsidiary of London-based Delphi Group plc. From July 1993 to May 1996, he was a private investor and business consultant. Mr. Stuesser has been a director of Curative Health Services, Inc. since 1993 and was elected Chairman of the Board in July 1995. Mr. Stuesser also serves on the Board of Directors of American Retirement Corporation. Mr. Stuesser was Chief Executive Officer of Kimberly Quality Care, Inc. from 1986 to July 1993, at which time that company was acquired by the Olsten Company. Mr. Stuesser holds a B.B.A. in accounting from St. Mary's University.

         ELIZABETH E. TALLETT (51) became a director of the Company in June 1998. Since 1996, Ms. Tallett has held the positions of President and Chief Executive Officer of Dioscor, Inc. and President and Chief Executive Officer of Ellard Pharmaceuticals, Inc., both biopharmaceutical companies. In 1992 she co-founded Transcell Technologies, Inc. a carbohydrate-based pharmaceutical company, where she served as President and Chief Executive Officer until 1996. Ms. Tallett is a board member of The Principal Mutual Life Insurance Company, Varian, Inc., and Coventry Health Care, Inc. She is a founding board member of the Biotechnology Council of New Jersey and serves as its Treasurer. Ms. Tallett graduated from Nottingham University with degrees in mathematics and economics.

        The Board of Directors recommends a vote "FOR" each nominee listed above, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice properly indicated, in favor of the nominees listed above.

        Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

        The Board of Directors held five meetings, and took action by written consent three times during the fiscal year ended December 31, 1999. Each of the directors attended at least 75% of the aggregate of all meetings of (i) the Board of Directors and (ii) the committees thereof on which such director served during the term of each directorship.

                               EXECUTIVE COMMITTEE

         The Executive Committee, which was established March 7, 2000, consists of Mr. Canet , Drs. Levy and Lifchez, and Mr. Liebler. The Executive Committee is authorized by the Board of Directors to act for the Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated, and to work with management concerning the Company's long-range corporate strategies. AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Husain and Liebler, and Ms. Tallett. The Audit Committee met two times during the fiscal year ended December 31, 1999. The Audit Committee is authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company; to review the work of, and approve non-audit services performed by, such independent accountants; and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company.

                             COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Husain and Stuesser, and Ms. Tallett. The Compensation Committee held four meetings during the fiscal year ended December 31, 1999. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the issuance of stock options to the Company's officers, employees and consultants and also has authority to grant options to directors who are not employees of the Company.

                              NOMINATING COMMITTEE

        The Nominating Committee, consisting of Messrs. Canet, Liebler and Stuesser, met once during the fiscal year ended December 31, 1999. The Nominating Committee recommends to the Board of Directors the nominees for submission to the Stockholders for election at the Annual Meeting of Stockholders and nominees to fill vacancies on the Board between Annual Meetings of Stockholders.

                              DIRECTOR COMPENSATION

        In 1999, in addition to stock option compensation discussed below, non-employee, non-affiliated directors of the Company received an annual retainer of $10,000, a fee of $750 for each meeting of the Board attended, $2,500 per year for membership on a committee of the Board, and were reimbursed for expenses actually incurred in attending meetings. Directors who are also executive officers are not compensated for their services as directors.

        In November 1994, the Board of Directors approved the granting of Non-Incentive Options to Non-Employee Directors under the 1992 Incentive and Non-Incentive Stock Option Plan (the "1992 Plan"). Each Non-Employee Director, upon initial election to the Board of Directors, is granted an option to purchase 7,500 shares of Common Stock ("Initial Option") at an exercise price equal to the closing price of the Common Stock on the date immediately preceding election to the Board. Of the shares subject to the Initial Option, 25% become exercisable one year from the grant; thereafter the shares become exercisable every three months at the rate of 6.25% of the total number of shares subject to the option. Annually, upon re-election, Non-Employee Directors are granted an option to purchase 1,500 shares of Common Stock ("Re-election Option") at a price equal to the closing price of the Common Stock on the date of re-election. Of the shares subject to the Re-election Option, 50% vest one year from the date of grant and the balance vests two years from the date of grant.

        SDL Consultants, a company owned by Sarason D. Liebler, who became a director of the Company in August 1994, rendered consulting services to the Company for aggregate fees of approximately $78,000, $43,000 and $93,000 during 1999, 1998 and 1997, respectively. The approximately $93,000 paid to SDL Consultants in 1997 primarily related to services rendered to the Company in assisting with the recruitment of five (5) senior management persons and included reimbursement of expenses. In addition, in part consideration of consulting services rendered to the Company in 1997, the Company also granted a Non-Incentive Option to Mr. Liebler on October 21, 1997 to purchase 10,000 of shares of Common Stock at an exercise price of $4.12 per share, 25% of which shares became exercisable one year from the date of grant; thereafter the shares become exercisable every three months at the rate of 6.25% of the total number of shares subject to the option.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

        The following sets forth the business experience of executive officers who are not also directors of the Company.

        PETER CUCCHIARA joined the Company in 1995 as director of information systems and was promoted to Vice President, Information Systems in March 1999. Prior to joining the Company, Mr. Cucchiara led various information technology efforts and initiatives for The Hospital for Special Surgery and the Fransiscan Sisters Health Care System, and has over 15 years experience in medical information systems and informatics. Mr. Cucchiara was awarded a B.S. degree in Industrial Administration from New Jersey Institute of Technology.

         JAY HIGHAM became Vice President of Marketing and Development in October 1994. In January 1999, Mr. Higham was promoted to Senior Vice President of Marketing and Development. For four years prior to joining the Company, Mr. Higham held a variety of executive positions, the most current of which was as Vice President of Health Systems Development for South Shore Hospital and South Shore Health and Education Corporation where he developed and implemented a strategy for integration with physician group practices and managed care payors. Mr. Higham earned an M.H.S.A. from George Washington University.

         JOHN W. HLYWAK, JR. joined the Company in July 1999 as its Senior Vice President and Chief Financial Officer. From 1997 to 1999 he was the Senior Vice President and Chief Financial Officer of MedSource, Inc., a Tennessee-based health care billing and receivables management company. From 1995 to 1997 he was a Principal with The J. William Group, Inc., a merger and acquisition advisory firm. Prior to 1995 Mr. Hlywak was a Partner in Arthur Andersen & Co., a worldwide accounting and consulting firm. Mr. Hlywak is a C.P.A. and has a B.S. degree in Accounting from Widener University.

         CLAUDE E. WHITE joined the Company in March 1995 as General Counsel and Assistant Secretary. In January 1998, Mr. White became Corporate Secretary, in addition to General Counsel. Mr. White has served as General Counsel of several major companies over the past 10 years, including Burns International Security Services, Inc., Staff Builders, Inc. and Quality Care, Inc. Mr. White received his B.A. degree in Political Science from Rutgers College and J.D. degree from Rutgers School of Law.

         DONALD S. WOOD, PH.D. joined the Company in April 1991 as its Vice President of Genetics. Dr. Wood became President and Chief Operating Officer of the Reproductive Science Center Division in 1997 and was promoted to Senior Vice President and Chief Operating Officer in January 1999. From 1989 through March 1991, Dr. Wood was the Executive Vice President and Chief Scientific Officer of Odyssey Biomedical Corp., a genetic testing company, which he co-founded, and which was acquired by IG Labs, Inc. in December 1990. Dr. Wood received a Ph.D. in Physiology from Washington State University and completed a post-doctoral fellowship in neurology at the Columbia/Presbyterian Medical Center in New York, where he subsequently was appointed an Assistant Professor of Neurology.

                             EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid or accrued by the Company during the years ended December 31, 1999, 1998 and 1997 for the Company's Chief Executive Officer and for the four most highly compensated executive officers (the "Named Executive Officers").




                           SUMMARY COMPENSATION TABLE
                                                                                  Long Term
                                                                                 Compensation
---------                                                                        ------------
                                                                                   Securities
                                                                    Annual         Underlying
                                                                 Compensation        Options
     Name and Principal Position           Year      Salary ($)    Bonus ($)     Granted (#)(1)
     ---------------------------           ----      ----------    ---------     --------------

    Gerardo Canet                          1999        243,114       76,050           50,000
      President and                        1998        240,000       43,200           73,750
      Chief Executive Officer              1997        228,000       41,040               --

    Peter Cucchiara                        1999         98,963        9,025            8,125
      Vice President, Information          1998         81,107        5,873            1,875
      Systems (2)                          1997         70,585        5,422               --

    Jay Higham                             1999        125,666       19,760               --
      Sr. Vice President, Marketing        1998        125,000       15,000           20,000
      and Development                      1997        120,000       12,600               --

    Claude E. White                        1999        103,739        9,975               --
      General Counsel and                  1998        102,000        7,650            3,750
      Secretary                            1997(3)      57,000        4,425               --

    Donald S. Wood, Ph.D.                  1999        157,108       37,200           15,000
      Sr. Vice President and               1998        145,000       21,750           28,339
      Chief Operating Officer              1997        121,738       12,285               --



     (1) All amounts prior to 1999 reflect the Company's 1-for-4 reverse stock split effective November 17, 1998 and repricing in August 1998.

     (2) Mr. Cucchiara became Vice President, Information Systems on March 1, 1999.

     (3) Claude White served the Company in a part-time capacity during 1997.

         The following table sets forth certain information with respect to individual grants of stock options made by the Company during fiscal 1999 to the executive officers indicated below.


                             OPTIONS GRANTED IN 1999


                                                  % of
                                 Number of        Total                                   Potential Realizable
                                 Securities     Options                              Value at Assumed Annual Rates
                                 Underlying    Granted to                             of Stock Price Appreciation
                                  Options      Employees    Exercise    Expiration        for Option Term (1)
               Name             Granted (#)     in 1999     Price ($)      Date          5% ($)         10% ($)
    --------------------------- ------------- ------------- ---------- ------------- -------------------------------

    Gerardo Canet                  50,000        44.00%       $3.00      03/17/09       94,334         239,061

    Peter Cucchiara                 8,125         7.15%       $4.63      02/23/09       23,658          59,955

    John W. Hlywak, Jr.            30,000        26.40%       $4.50      08/10/09       94,185         229,940

    Donald S. Wood, Ph.D.          15,000        13.20%       $3.00      03/17/09       28,300          71,718


(1) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates of appreciation (compounded annually) over the term of the option are set forth in accordance with the rules and regulations adopted by the Commission and do not represent the Company's estimate of stock price appreciation.

      The following table sets forth certain information concerning Named Executive Officers who exercised options during 1999 and who held unexercised options at December 31, 1999:



                     AGGREGATED OPTION EXERCISES IN 1999 AND
                       OPTION VALUES AT DECEMBER 31, 1999


                                                                  Number of
                                                            Securities Underlying              Value of Unexercised
                                                                 Unexercised                       In-the-Money
                           Shares                                 Options at                        Options at
                          Acquired                             December 31, 1999             December 31, 1999 ($) (1)
                             On            Value       ---------------------------------- ----------------------------
        Name            Exercise (#)    Realized ($)      Exercisable      Unexercisable  Exercisable       Unexercisable
----------------------  --------------  -------------  ---------------------------------  --------------------------------
Gerardo Canet                --             --               75,003           103,874        4,400            19,000

Peter Cucchiara              --             --                1,875             8,125          --               --

Jay Higham                   --             --               18,125             1,875          --               --

Claude E. White              --             --                2,274             1,476          --               --

Donald S. Wood, Ph.D.        --             --               18,496            24,843          --              5,700



(1) Based upon the closing sales price of the Common Stock on the Nasdaq National Market on December 31, 1999 of $3.375 per share.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         On February 14, 1994, Gerardo Canet entered into an employment agreement with the Company to serve as its President and Chief Executive Officer and was appointed as a director. Pursuant to the employment agreement, Mr. Canet receives an annual salary of $215,000 subject to increases. Under Mr. Canet's employment agreement, the Company may terminate his employment without cause on thirty days' notice, in which event Mr. Canet will receive, as severance pay, twelve months' salary payable monthly. In the event Mr. Canet's employment is terminated by reason of his permanent disability or death, Mr. Canet (or his legal representative) will receive six months' base salary (reduced by any payments following termination received under any long-term disability policy maintained by the Company for Mr. Canet's benefit).

         The employment agreement further provides that in the event that (i) within one year after a "Change of Control" (as defined therein) of the Company, Mr. Canet's employment terminates or there occurs a material reduction in his duties (other than by reason of his disability) or a material interference by the Company's Board of Directors with the exercise of his authority, or (ii) the Company is acquired for cash in excess of $10.00 per share of Common Stock, the stock options granted to Mr. Canet under the agreement would accelerate and become exercisable as of the date of such termination, material reduction, material interference, or cash acquisition, or, with respect to the incentive options, the earliest date thereafter consistent with certain restrictions set forth in the agreement.

         Under the employment agreement, Mr. Canet has agreed not to compete with the Company while employed by the Company and for a period of one year thereafter.
                                 --------------

         The Company is also a party to a Change in Control Severance Agreement with Mr. Canet entered into in August 1994.

         The Company is also party to Executive Retention Agreements with each of Jay Higham and Donald Wood, Sr. Vice Presidents of the Company, entered into in March 1995, and with Messrs. Cucchiara, (Vice President, Information Systems), Hlywak (Sr. Vice President) and White (General Counsel and Secretary), entered into in July and August, 1999.

         The Change in Control Severance Agreements and the Key Executive Retention Agreements (together referred to herein as the "Agreements") provide for certain severance payments and benefits to the named executives in the event of a termination of their employment, either by the Company without cause, or by the executive for "Good Reason" (as defined below), at any time within eighteen
(18) months following a "Change in Control" (as defined below) of the Company (any such termination, a "Qualifying Termination"). More specifically, the Agreements provide the named executives with one additional year of salary, bonus (if applicable), and benefits (or equivalent), more than he or she would previously have been entitled to receive upon a termination without cause (or, additionally, in the case of Mr. Canet, certain terminations by Mr. Canet for Good Reason which would be deemed equivalent to a termination without cause under his current employment agreement). Accordingly, pursuant to the Agreements, in the event of a Qualifying Termination, Mr. Canet's severance has been increased to two years (from the one year severance provision which was contained in his employment agreement with the Company) and the Executive Officers will be paid one year's severance. Pursuant to the terms of the Agreements, all incentive options granted to the respective executive would become fully vested upon a Qualifying Termination, subject to certain terms and conditions. Also, pursuant to the Agreements, the Company would be required to pay each respective executive for all reasonable fees and expenses incurred by the respective executive in litigating his or her rights, thereunder, to the extent the executive is successful in any such litigation.

         "Change in Control" under the Agreements means either: (i) any one or more changes in the aggregate composition of the Company's Board of Directors as a result of which Mr. Canet and the other individuals constituting the Board of Directors as of July 26, 1994 (the "Incumbent Board"), cease to constitute a majority of the Board of Directors, provided, however, that any individual elected to the Board by, or nominated for election by, a majority of the then-current Incumbent Board (except if such person assumes office by reason of an actual or threatened election contest) is deemed to be a member of the then-current Incumbent Board; or (ii) the closing of the cash acquisition in the event the Company is acquired for cash in excess of $10.00 per share of Common Stock, except in either case (i) or (ii) if the executive is or was a member of the Board and approved such event in writing or by vote at a meeting of the Board.

         "Good Reason" under the Agreements consists of any of the following grounds based on which the named executive terminates his or her own employment within eighteen (18) months following a Change in Control of the Company: (i) a material reduction in the Executive's duties, title(s) or offices, or a material interference with his or her authority or status by the Board of Directors; (ii) a relocation of the Company's principal executive offices to a location at least fifty (50) miles from the Company's current offices in Purchase, New York; (iii) in the case of Mr. Canet, a material breach of or default by the Company under his employment agreement; (iv) in the case of any of the Vice Presidents, in the event Mr. Canet's employment as President and Chief Executive Officer of the Company is terminated (other than due to the death or permanent disability of Mr. Canet) within the eighteen (18) month period following a Change in Control by either the Company (other than for cause) or Mr. Canet for Good Reason; (v) if the Executive's total salary and cash bonus opportunities for a fiscal year (which includes any portion of the eighteen-month period following a Change in Control) are less than 90% of the total salary and cash bonus compensation opportunities made available to the executive in the then most recently completed fiscal year; (vi) the failure of the Company to continue in effect any material benefits or perquisites or insurance plans in which the executive was participating unless substituted for with substantially similar benefits, or in the event the Company takes actions which would adversely affect the executive's participation in, or materially reduce the executive's benefits under, such plans, or deprive the executive of a material fringe benefit; (vii) the Company (either in one transaction or a series of related transactions) sells or otherwise disposes of, not in the ordinary course of business, assets or earning power aggregating more than 30% of the assets or earning power of the Company (or the Company and its subsidiaries), unless the executive is or was a member of the Board and approved any of the foregoing either in writing or by vote at a meeting of the Board; (viii) a material breach of or default by the Company under the Agreements which is not cured by the Company within thirty days after its receipt or prior written notice thereof from the executive; or (ix) a purported termination for cause by the Company of the executive's employment within the eighteen (18) month period following a Change in Control which is not effected in compliance with certain procedural requirements (such as notice and an opportunity for the executive to be heard, together with his counsel, before the Board).

         In the event either of Messrs. Cucchiara, Higham, Hlywak, White or Wood is terminated without cause under circumstances outside a "Change in Control," each person would be paid 90 days salary continuation.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the required filings applicable to the Company's executive officers, and greater than 10% beneficial owners were made on a timely basis for the year ended December 31, 1999.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31,1999 the members of the Compensation Committee were Messrs. Stuesser (Chairman) and Husain, and Ms. Tallett.

         Each of Messrs. Liebler and Stuesser , and Ms. Tallett was paid $10,000 as an annual retainer fee, $2,500 for membership on a Board committee and $2,250 in Board attendance fees.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION1

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the President and Chief Executive Officer, Gerardo Canet) considers a number of factors, which may include:

         rewarding eligible employees who have achieved specific business and financial success during the fiscal year;

         giving   eligible   employees   the  incentive  to  strive  for  higher
         productivity, efficiency and quality of service; and

         encouraging the "best" people to join and stay with the Company.

         Compensation structures for senior management generally include a combination of salary, bonuses and stock options. Specific executive officer base salary is determined based on a range of measures and by comparison to the compensation of executive officers of comparable companies. For the fiscal year ended December 31, 1999, the bonuses of senior management were derived in accordance with a predetermined percent of base salary. The actual bonuses were based on three components. The first component was based on the Company's performance during the fiscal year ended December 31, 1999 versus the 1999 budget. The second component was based on the achievement of specific milestones and the third component was based on achieving individual performance objectives. The Compensation Committee also endorses the position that equity ownership by senior management is beneficial in aligning their interest with those of stockholders', especially in the enhancement of stockholder value. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation. Mr. Canet's base salary is established pursuant to an employment agreement, although his bonus is determined in the same fashion as other executive officers.


Lawrence J. Stuesser (Chairman)
M. Fazle Husain
Elizabeth E. Tallett


----------
         1 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, whether made before or after this date of this Proxy Statement and irrespective any general incorporation language in such filing.

Performance Graph2

                               (GRAPHIC OMITTED)




--------------------------------------------------------------------------------

                               1994     1995     1996     1997     1998    1999
                               ----     ----     ----     ----     ----    ----

IntegraMed America, Inc.      100.00   305.26   136.84   152.63   109.22   71.05
Peer Group                    100.00   162.24   122.88   120.98    43.28   20.57
NASDAQ Stock Market (U.S.)    100.00   141.33   173.89   213.07   300.25  542.43

         The above graph compares the five-year cumulative total return for IntegraMed America, Inc.'s Common Stock with the comparable cumulative return of the NASDAQ Stock Market (U.S.) and a peer group index. The peer group index includes Caremark RX, Inc., Innovative Clinical Solutions, Pediatrix Medical Group, PHP Healthcare Corp., PhyAmerica Physician Group, Inc., Phycor, Inc., Physicians Resource Group, Inc. and US Oncology, Inc. The Company selected these companies for the peer group based on the nature of such companies' businesses.

         The graph assumes $100 was invested on December 31, 1994 in IntegraMed America, Inc.'s Common Stock and $100 was invested at that same time in each of the NASDAQ and peer group indexes. The comparison assumes that all dividends were reinvested. Measurement points are at the last trading day of the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is a party to a management agreement with Reproductive Science Center of Boston ("RSC of Boston") of which Dr. McShane, a Director of the Company, is a principal stockholder and officer. During the fiscal year ended December 31, 1999, RSC of Boston paid approximately $2,196,000 in management fees to the Company pursuant to such management agreement

         The Company is a party to a management agreement with Fertility Centers of Illinois, S.C. ("FCI") of which Dr. Lifchez, a Director and Chairman of the Board of the Company, is a principal stockholder and officer. During the fiscal year ended December 31, 1999, FCI paid approximately $2,302,000 in management fees to the Company pursuant to such management agreement

         The Company is a party to a management agreement with Shady Grove Fertility Centers, P.C. ("Shady Grove") of which Dr. Levy, a Director and Vice Chairman of the Board of the Company, is a principal stockholder and officer. During the fiscal year ended December 31, 1999, Shady Grove paid approximately $1,417,000 in management fees to the Company pursuant to such management agreement.

         The Company has maintained a consulting arrangement with SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice, of which Mr. Liebler is President. During the fiscal year ended December 31, 1999, the Company paid SDL Consultants approximately $78,000 in consulting fees, which were primarily related to services rendered to the Company in assisting with the recruitment of several senior management persons and included reimbursement for expenses.

----------
         2 The material in this chart is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, whether made before or after this date of this Proxy Statement and irrespective any general incorporation language in such filing.

PROPOSAL 2

        APPROVAL AND RATIFICATION OF THE 2000 LONG-TERM COMPENSATION PLAN

         The 2000 Long-Term Compensation Plan (the "2000 Plan") was adopted by the Board of Directors of the Company in April 2000. A copy of the 2000 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 2000 Plan is a summary and does not purport to be a complete description.

Purpose

         The purpose of the Plan is to enable the Company to grant incentive stock options ("Incentive Stock Option"), non-qualified stock options
("Non-qualified Stock Options") and restricted stock ("Restricted Stock") (Incentive Stock Options, Non-qualified Stock Options and Restricted Stock are collectively referred to herein as "Grants") to selected employees , directors, agents, consultants, independent contractors and key advisors (collectively referred to as "Grantees") so as to further the growth and development of the Company and its subsidiaries. The Grants are intended to encourage Grantees to contribute materially to the Company's success to obtain a proprietary interest in the Company through ownership of its stock, thereby providing Grantees with an added incentive to promote the best interests of the Company and affording the Company a means of attracting persons of outstanding ability.

Common Stock Subject to the 2000 Plan

         Under the 2000 Plan, subject to adjustment by reason of, among other things, a stock dividend, spinoff, recapitalization, stock split or combination or exchange of share, the aggregate number of shares of common stock of the Company, $.01 par value ("Common Stock") that may be issued or transferred is 600,000 shares. The maximum aggregate number of shares of Common Stock that shall be granted under the Plan to any individual during any calendar year shall be 50,000 shares. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market. If and to the extent any shares which are the subject of a Grant are forfeited, the shares subject to such Grant shall again be available for a Grant under the 2000 Plan.

         No Grants have been made under the 2000 Plan.

Termination

         The Plan terminates on such date that is ten years from the date the Plan is approved by the stockholders of the Company (unless sooner terminated at the discretion of the Board of Directors).


Grant of Options

         Under the 2000 Plan, Incentive Stock Options , qualifying under Section 422 of the Internal Revenue Code of 1986, as amended ("the "Code"), may be granted to employees (including officers) of the Company and/or any of its subsidiaries, and Non-qualified Stock Options (Incentive Stock Options and Non-qualified Stock Options are collectively referred to as "Stock Options") may be granted to employees, directors, consultants, agents, independent contractors and such other persons as the Compensation Committee of the Board of Directors (the "Committee") determines will contribute to the Company's success. The Committee, which consists of two or more directors appointed by the Board of Directors who themselves are not eligible for discretionary grants of Stock Options, selects the Grantees under the 2000 Plan and determines (i) whether the respective Stock Option is to be a Non-qualified Stock Option or an Incentive Stock Option, (ii) the number of shares of Common Stock purchasable under the option, (iii) the exercise price, which cannot be less than 100% of the fair market value of the Common Stock on the date of grant with respect to Incentive Stock Options (110% of fair market value in the case of an Incentive Stock Option granted to an owner of stock possessing more than 10% of the total voting power of all classes of stock of the Company (a "10% Owner")), (iv) the time or times when the Stock Option becomes exercisable, and (v) the term of the option (not to exceed ten years). Incentive Stock Options are not exercisable prior to one year from the date of grant. The fair market value, determined as of the date the option is granted, of shares exercisable for the first time by the holder of an Incentive Stock Option may not exceed $100,000 in any calendar year.

Exercise of Options

         All options are exercisable during the Grantee's lifetime only by the Grantee and only while the Grantee is an employee, director, consultant, agent, independent contractor or otherwise employed by or engaged in performing services for the Company or a subsidiary, either directly or through a collaborating entity, and for a period of three months thereafter, except where termination of employment or engagement is due to death or disability. In the event of death or disability, the option is exercisable by the Grantee or the Grantee's executor or administrator within one year from the date of death or termination of employment by reason of such disability, only to the extent the option would be exercisable by the Grantee as at such date. No option is transferable other than by will or the laws of descent and distribution.

         Options are exercisable by payment in cash to the Company, or a check to its order, of the full purchase price for the shares of Common Stock to be purchased, plus the amount, if any, required for withholding taxes in connection with such exercise (the "Exercise Payment"); provided, however, that with the consent of the Committee or such officer of the Company as may be authorized by the Committee from time to time to give such consent, the Exercise Payment may be paid by the surrender of Common Stock owned by the person exercising the option and having a fair market value on the date of exercise equal to the Exercise Payment, or in any combination of cash and Common Stock so long as the total cash so paid and the fair market value of the Common Stock surrendered equals the Exercise Payment, and the Common Stock so surrendered, if originally issued to the optionee upon exercise of an option granted by the Company, shall have been held by the optionee for more than six months.

Option Adjustments

         The Plan contains a customary anti-dilution provision which provides that in the event of any change in the Company's outstanding capital stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number of shares of Common Stock subject to outstanding options and the exercise price are to be appropriately adjusted by the Board of Directors (or the Committee), whose determination thereon shall be conclusive.

Restricted Stock Grants

         Under the 2000, Plan Restricted Stock Grants may be granted to employees (including officers) of the Company and/or any of its subsidiaries and members of the Board of Directors. The 2000 Plan is administered by the Compensation Committee of the Board of Directors which Committee under the 2000 Plan has the sole authority to (i) determine the individuals to whom Restricted Stock Grants shall be made, (ii) determine the type, size and terms of the grants to be made to each individual, (iii) determine the time when the Restricted Stock Grants will be made and the duration of any applicable restriction period, (iv) determine the amount of consideration to be paid by the Grantee, if any, and (v) deal with any other matters arising under the 2000 Plan.

         The Committee may establish conditions under which restrictions on Restricted Stock will lapse over time or other triggering events. The period of time during which the restrictions remain is referred to as "restricted period." During the restricted period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except by Will or the by the laws of descent and distribution or, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder).

Restricted Stock Grant Adjustments

         The 2000 Plan contains a customary anti-dilution provision which provides that in the event of any change in the Company's outstanding capital stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number of shares of Common Stock subject to the 2000 Plan are to be appropriately adjusted by the Board of Directors (or the Committee), whose determination thereon shall be conclusive.

Amendments, Suspension and Termination

         The Board has the authority to suspend, make changes in or additions to the 2000 Plan as it deems desirable and the Board and the Committee may adopt rules and regulations to carry out the 2000 Plan. The Board may not, without stockholder approval, (i) increase the number of shares which may be reserved for issuance under the 2000 Plan, (ii) adversely affect the rights of a holder of a Grant previously granted under the 2000 Plan, (iii) modify materially the eligibility requirements for participation in the 2000 Plan, or (iv) increase materially the benefits accruing to participants under the Plan.

Federal Income Tax Consequences

         Stock Options

         Under current tax law, there are generally no Federal income tax consequences to either the employee or the Company on the grant of Non-Qualified Stock Options if granted under the terms set forth in the 2000 Plan and if the option is not immediately exercisable. Upon exercise of such a Non-Qualified Stock Option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary compensation income to the optionee in the year it is exercised and is deductible by the Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) the Exchange Act (i.e., is an executive officer, director or 10% stockholder of the Company) then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed (determined without regard to marketability restrictions imposed by the securities laws) and the holding period commences on such date.

         Holders of Incentive Stock Options incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an Incentive Stock Option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

         If the holder of shares acquired through exercise of an Incentive Stock Option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

         At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an Incentive Stock Option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

Restricted Stock Grant

         All Restricted Stock Grants under the 2000 Plan shall be subject to applicable Federal (including FICA), state and local withholding requirements. The Company may require a Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Restricted Stock Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Restricted Stock Grants.

         The Committee may permit Grantees to satisfy the Company's income tax withholding obligation with respect to a Restricted Stock Grant by either (i) having shares withheld or (ii) obtaining a loan from the Company, up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities.

         The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.

Effective Date of the 2000 Plan

         Subject to the approval of the 2000 Plan by the Company's stockholders, the 2000 Plan will become effective May 23, 2000.

         The Board of Directors recommends a vote FOR the approval and ratification of the 2000 Long-Term Plan, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the approval and ratification.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of IntegraMed America, Inc. for the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in IntegraMed America, Inc.'s proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at IntegraMed America, Inc.'s 2001 Annual Meeting must give notice of the proposal to IntegraMed America, Inc. no later than December 31, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to IntegraMed America, Inc. no fewer than 90 days and no more than 120 days prior to the date of the 2001 Annual Meeting. Receipt by IntegraMed America, Inc. of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in IntegraMed America, Inc.'s proxy materials or its presentation at the 2001 Annual Meeting because there are other requirements in the proxy rules.

         Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, IntegraMed America, Inc. intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in IntegraMed America, Inc.'s proxy statement for our 2001 Annual Meeting, except in circumstances where (i) IntegraMed America, Inc. receives notice of the proposed matter no earlier than January 2, 2001 and no later than February 1, 2001, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                     GENERAL

         The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them. The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Mr. John
W. Hlywak, Jr., Senior Vice President and Chief Financial Officer of IntegraMed America, Inc., One Manhattanville Road, Purchase, New York 10577.


                                                       By Order  of the  Board
                                                       of Directors,

                                                       Aaron S. Lifchez, M.D.
                                                       Chairman of the Board
Dated:   April 21, 2000

                                                                     APPENDIX A

                            INTEGRAMED AMERICA, INC.

                        2000 LONG-TERM COMPENSATION PLAN


         The purpose of the IntegraMed America, Inc. 2000 Long-Term Compensation Plan (the "Plan") is to provide designated employees of IntegraMed America Inc.(the "Company") and its subsidiaries, members of the Board of Directors, agents of , consultants to , independent contractors of and key advisors to the Company with the opportunity to receive grants of incentive stock options, non-qualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         1.    Administration

         1.1 Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors.

         1.2 Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable restriction period, and (iv) deal with any other matters arising under the Plan.

         1.3 Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2. Grants Awards under the Plan may consist of incentive stock options as described in Section 5 ("Incentive Stock Options"), non-qualified stock options as described in Section 5 ("Non-qualified Stock Options")(Incentive Stock Options and Non-qualified Stock Options are collectively referred to herein as "Options"), and restricted stock as described in Section 6 ("Restricted Stock")(Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock are collectively referred to herein as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the basic form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

         3.    Term of Plan/Shares Subject to the Plan

         3.1 Term. The Plan shall terminate on such date as is 10 years from the date the stokholders approve the Plan, except with respect to awards then outstanding. After such date no further awards shall granted under the Plan.

         3.2 Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company, $.01 par value
("Company Stock") that may be issued or transferred under the Plan is 600,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 50,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         3.3 Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4.    Eligibility for Participation

         4.1   Eligible   Persons.   All   employees  of  the  Company  and  its
subsidiaries, including employees who are officers or members of the Board, individuals to whom an offer of employment has been extended , members of the Board , agents of , consultants to, independent contractors of, and key advisors to the Company (collectively referred to herein as "Grantees") shall be eligible to participate in the Plan.

         4.2 Selection of Grantees. The Committee shall select the Grantees to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

         5.    Granting of Options.

         5.1 Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grantees.

         5.2   Type of Option and Price.

               5.2.1 The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended and related Treasury Regulations (the "Code"), Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees. Nonqualified Stock Options may be granted to employees, directors, agents, independent contractors and key advisors.

               5.2.2 The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (i) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

               5.2.3 If the Company Stock is publicly traded, then, except as otherwise determined by the Committee, the following rules regarding the determination of Fair Market Value per share apply:

               (i) if the principal trading market for the Company Stock is a national securities exchange or The Nasdaq National Market, the mean between the highest and lowest quoted selling prices on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or

               (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on The Nasdaq National Market or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         5.3 Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

         5.4   Exercisability of Options.

               5.4.1 Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

               5.4.2 Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price, and any other restrictions the Committee determines to be appropriate.

         5.5   Termination of Employment, Disability or Death.

               5.5.1 Except as provided below, an Option may only be exercised while the Grantee is employed by, member of the Board, agent of, consultant to, independent contractor of or key advisor to the Company. In the event that a Grantee's status changes for any reason other than a "disability," death or "termination for cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               5.5.2 In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

               5.5.3 In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               5.5.4 If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section
               5.5.1 above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               5.5.5  For purposes of  Sections 5.5 and 6:

               (i) "Company," when used in the phrase "employed by the Company," shall mean the Company and its parent, subsidiary corporations, and any business venture in which the Company has a significant interest.

               (ii) "Employed by the Company" shall mean employment or service as an Employee of IntegraMed America, Inc. or any subsidiary or business venture in which the Company has a significant interest, Key Advisor, or member of the Board (so that, for purposes of exercising Options, and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee of IntegraMed America, Inc. or any subsidiary or business venture in which the Company has a significant interest, or member of the Board), unless the Committee determines otherwise. The Committee's determination as to a participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, or reemployment shall be conclusive on all persons unless determined to be incorrect.

               (iii) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

               (iv) "Termination for cause" shall mean the determination of the Committee that any one or more of the following events has occurred:

               (A) the Grantee's conviction of any act which constitutes a felony under applicable federal or state law, either in connection with the performance of the Grantee's obligations on behalf of the Company or which affects the Grantee's ability to perform his or her obligations as an employee, board member or advisor of the Company or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between the Grantee and the Company (any such agreement or covenant being herein referred to as an "Employment Agreement");

               (B) the Grantee's willful misconduct in connection with the performance of his or her duties and responsibilities as an employee, board member or advisor of the Company or under any Employment Agreement, which willful misconduct is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

               (C) the Grantee's commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Company;

               (D) the Grantee's substantial and continuing neglect, gross negligence or inattention in the performance of his or her duties as an employee, board member or advisor of the Company or under any Employment Agreement which is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

               (E) the Grantee's unauthorized use or disclosure or any trade secret or confidential information of the Company which adversely affects the business of the Company, provided that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph;

               (F) the Grantee's material breach of any of the provisions of any Employment Agreement, which material breach is not cured by the Grantee within 10 days of his or her receipt of a written notice from the Company specifying such material breach; or

               (G) the Grantee has voluntarily  terminated his or her employment
               or  service   with  the   Company   and   breaches   his  or  her
               non-competition agreement with the Company.

         5.6 Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee:

               5.6.1  in cash,

               5.6.2 by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price,

               5.6.3 by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or

               5.6.4 by such other method of payment as the Committee may approve.

         Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7 ) at the time of exercise.

         5.7 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). No Incentive Stock Option shall be exercisable sooner than one year from the date of grant.

         6. Restricted Stock Grants. The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

         6.1 General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

         6.2 Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

         6.3 Requirement of Relationship. If the Grantee ceases to be employed by, a member of the Board, an agent of, consultant to, independent contractor to, or key advisors to the Company other than for reasons of death or permanent disability during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         6.4 Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 7. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed. The certificates shall bear, among other required legends, the following legend:


         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the IntegraMed America, Inc. 2000 Equity Compensation Plan and an Award Agreement entered into between the registered owner hereof and IntegraMed America, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of IntegraMed America, Inc., One Manhattanville Road, Purchase, New York 10577. IntegraMed America, Inc. will furnish to the record holder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. IntegraMed America, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

         6.5 Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

         6.6 Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

         7.  Withholding of Taxes

         7.1 Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         7.2 Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock Grant by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         7.3 Payment of Taxes Through Company Loan. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to a Restricted Stock Grant by obtaining a loan from the Company up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         8.   Transferability of Grants

         8.1. Non-transferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         8.2 Transfer of Non-qualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Non-qualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Non-qualified Stock Option and the transferred Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-qualified Option immediately before the transfer.

         9.   Reorganization of the Company.

         9.1 Reorganization. As used herein, a "Reorganization" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

         9.2 Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

         9.3 Other Alternatives. Notwithstanding the foregoing, in the event of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

         9.4 Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

         10.    Change of Control of the Company.

         10.1 As used herein, a "Change of Control" shall be deemed to have occurred if.

                10.1.1 Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d- 3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or

                10.1.2 Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company.

         10.2 Notice and Acceleration. Unless the Committee determines otherwise, a Change of Control shall result in the acceleration of the vesting of outstanding Options and the removal of restrictions and conditions on outstanding Restricted Stock Grants.

         10.3 Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or both the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceed the Exercise Price of the Options, or (ii) giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

         10.4 Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 10.3 above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         11.    Requirements for Issuance or Transfer of Shares

         11.1 Shareholder's Agreement. The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

         11.2 Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         12.    Amendment, Suspension and Termination of the Plan

         12.1 Amendment. The Board may amend, suspend or terminate the Plan at any time.

         12.2 Termination of Plan. The Plan shall terminate on the date immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

         12.3 Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         12.4 Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         13. Rights of Grantees. Nothing in this Plan shall entitle any Grantee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         14. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         16.    Miscellaneous.

         16.1 Compliance with Law. The Plan and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         16.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Grant, nor the execution of any Grant Instrument, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

         16.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Grants under the Plan. Any liability of the Company to any person with respect to any Grant under the Plan or any Grant Instrument shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Grant Instrument. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Grant Instrument shall be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.

         16.4 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Grantee under a Grant made pursuant to the Plan shall not be deemed a part of a Grantee's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of a Grant or portion of a Grant should be included to reflect accurately competitive compensation practices or to recognize that a Grant has been made in lieu of a portion of competitive annual base salary or other cash compensation. Grants under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

         16.5 Listing, Registration and Other Legal Compliance. No Grants or shares of the Company Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/ or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Grant Instrument or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/ or Common Stock, or (c ) the payment of amounts to or through a Participant with respect to any Grant, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

         16.6 Grant Instrument. Each Participant receiving a Grant under the Plan shall enter into a Grant Instrument with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Grant set forth therein and in the Plan.

         16.7 Designation of Beneficiary. Each Grantee to whom a Grant has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Option or to receive any payment which under the terms of the Plan and the relevant Grant Instrument may become exercisable or payable on or after the Grantee's death. At any time, and from time to time, any such designation may be changed or cancelled by the Grantee without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee or individual designated by the Committee. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee's estate. If the Grantee designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Grantee has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Grantee.

         16.8 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Grantee. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Grantee has terminated employment with the Company or any such Subsidiary. If a Grantee transfers within the Company, or to or from any Subsidiary, such Grantee shall not be deemed to have terminated employment as a result of such transfers.

         16.9 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New York.

         16.10 Effective Date of the Plan Subject to the approval of the Company's shareholders, the Plan shall be effective on May 23, 2000.

                                     Proxy


                            IntegraMed America, Inc.

                         Annual Meeting of Stockholders

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Gerardo Canet or Claude E. White as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's headquarters, One Manhattanville Road, Purchase, New York 10577 on May 23, 2000 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of Common Stock and/or Preferred Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse:

                         (To be Signed on Reverse Side)



         [X] Please mark your votes as in this example


                                      FOR all nominees       WITHHOLD AUTHORITY
                                      listed at right        to vote for all
                                      (except as indicated   nominees listed at
                                      to the contrary below  right

1.   ELECTION OF DIRECTORS             [  ]                        [ ]                  NOMINEES:   Gerardo Canet
                                                                                                    M. Fazle Husain
(INSTRUCTIONS: To withhold                                                                          Michael J. Levy, M.D.
authority to vote for any  nominee,                                                                 Sarason D. Liebler
print that nominees name(s) on the                                                                  Aaron S. Lifchez, M.D.
on the line provided below)                                                                         Patricia M. Mcshane, M.D.
                                                                                                    Lawrence Stuesser
                                                                                                    Elizabeth E. Tallett
____________________________________________________________


2.  Approval and ratification of the Company's 2000 Long-Term Compensation Plan

           FOR                AGAINST                ABSTAIN
           [ ]                  [ ]                    [  ]


     In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

     The shares of Common Stock and/or Preferred Stock represented by this proxy will be voted as directed.  If no contrary  instruction is given,  the shares of
Common  Stock  and/or  Preferred  Stock  will be voted FOR the  election  of the
nominees  and  FOR  the  approval  and   ratification   of  the  2000  Long-Term
Compensation Plan.


Signature___________________ Date__________ Signature______________Date_________

Note:    (Please date, sign as name appears above, and return  promptly.  If the shares of Common Stock and/or  Preferred  Stock are  registered  in the names  of two or more  persons,  each  should  sign.  When  signing  as
         Corporate  Officer,  Partner,  Executor,   Administrator,   Trustee  or
         Guardian,  please  give full  title.  Please  note any  changes in your address alongside the address as it appears in the proxy.)
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